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                                                                                                         Exhibit FS-2 DPL


                                              DELMARVA POWER & LIGHT COMPANY
                                          PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                  (Dollars in Thousands)
                                                       (Unaudited)



                                                                                  As of September 30, 1999
                                                  ----------------------------------------------------------------------------------
                                                  Balances Before
                                                  Write-Down of      Write-down of                       Pro Forma
                                                  Peach Bottom Due   Peach Bottom Due                    Effect of Sale   Pro Forma
                                                  To Deregulation    To Deregulation   Actual Balances   of Peach Bottom  Balances
                                                  ----------------------------------------------------------------------------------

          CAPITALIZATION AND LIABILITIES

Current Liabilities                               $         -                          $         -                        $       -
  Short-term debt                                       1,545                                1,545                            1,545
  Long-term debt due within one year                  104,830                              104,830                          104,830
  Variable rate demand bonds                          174,391                              174,391                          174,391
  Accounts payable                                     39,614                               39,614         (16,251)          39,614
  Taxes accrued                                        25,914                               25,914                           25,914
  Interest accrued                                      7,360                                7,360                            7,360
  Dividends payable                                    12,491                               12,491                           12,491
  Current capital lease obligation                          -                                    -                                -
  Deferred energy costs                                24,848                               24,848                           24,848
  Above-market purchased energy contracts
  Excess Merrill Creek Reservoir capacity and          20,666                               20,666                           20,666
    other electric restructuring liabilities           24,688                               24,688                           24,688
                                                  ----------------------------------------------------------------------------------
  Other                                               436,347                  -           436,347         (16,251)         420,096
                                                  ----------------------------------------------------------------------------------



Deferred Credits and Other Liabilities

  Deferred income taxes, net                          367,966            (36,021)          331,945          16,251          348,196
  Deferred investment tax credits                      35,463                               35,463                           35,463
  Long-term capital lease obligation                   13,362                               13,362                           13,362
  Above-market purchased energy contracts              57,002                               57,002                           57,002
  Excess Merrill Creek Reservoir capacity and                                                                                     -
    other electric restructuring liabilities           43,698              3,677            47,375                           47,375
  Other                                                25,454                               25,454                           25,454
                                                  ----------------------------------------------------------------------------------
                                                      542,945            (32,344)          510,601          16,251          526,852
                                                  ----------------------------------------------------------------------------------



Capitalization
  Common stock, $2.25 par value; shares
    authorized: 1,000,000; shares
    outstanding: 1,000                                      2                                    2                                2
  Additional paid-in capital                          528,893                              528,893                          528,893
  Retained earnings                                   182,571            (50,469)          132,102                          132,102
                                                  ----------------------------------------------------------------------------------
   Total common stockholder's equity                  711,466            (50,469)          660,997              -           660,997
  Cumulative preferred stock                           89,703                               89,703                           89,703
  DPL obligated mandatorily redeemable
    preferred securities of subsidiary trust
    holding solely DPL debentures                      70,000                               70,000                           70,000
  Long-term debt                                      928,266                              928,266                          928,266
                                                  ----------------------------------------------------------------------------------
                                                    1,799,435            (50,469)      $ 1,748,966              -         1,748,966
                                                  ----------------------------------------------------------------------------------
Total Capitalization and Liabilities              $ 2,778,727        $   (82,813)      $ 2,695,914        $     -       $ 2,695,914
                                                  ==================================================================================
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